UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement.
On September 11, 2015, NII Mercosur Telecom, S.L.U. and NII Mercosur Móviles, S.L.U., sociedades limitadas unipersonales organized under the laws of Spain (together, the “Sellers”), indirect subsidiaries of NII Holdings, Inc. (the “Company”), entered into a Binding Offer (the “Binding Offer”) with Grupo Clarín S.A., a sociedad anónima organized under the laws of Argentina (the “Purchaser”), to sell all of the outstanding equity interests (participaciones sociales) of Nextel Communications Argentina S.R.L., a sociedad de responsibilidad limitada organized under the laws of Argentina, a subsidiary of the Sellers and an indirect subsidiary of the Company, that operates wireless networks in major business centers in Argentina, including Buenos Aires, Cordoba, Rosario and Mendoza, along related transportation corridors and in a number of smaller markets (“Nextel Argentina”).
The Binding Offer provides for aggregate cash consideration of approximately $178 million, which is subject to adjustment, of which $159 million was paid in connection with the transfer of 49% of the equity interests in Nextel Argentina and the grant of a call option that allows the Purchaser or any of its affiliates to acquire the remaining 51% of the equity interests (the “Call Option”) upon receipt of required approvals from the regulatory authorities in Argentina. The remaining consideration is due within 30 days.
Pending receipt of the regulatory approvals, the Sellers issued a promissory note in the amount of $85 million (the “Promissory Note”) and pledged the remaining 51% of the equity interests in Nextel Argentina. The Promissory Note has been pledged by the Purchaser to the Sellers pursuant to a note pledge agreement, does not require the payment of periodic interest and will be assigned to the Sellers upon delivery of the remaining 51% of the equity interests in Nextel Argentina. The Promissory Note only provides for payment to the Purchaser if Nextel Argentina makes unauthorized distributions, if the required approvals from the regulatory authorities in Argentina are received and the Sellers fail to deliver the remaining 51% of the equity interests, or if such regulatory approvals are not received within three years (four years if the Purchaser exercises an extension) and the Sellers fail to liquidate their assets in Argentina upon the Purchaser’s request in accordance with the Call Option. The Company guarantees the obligations of the Sellers under the Promissory Note, the Binding Offer and the Call Option in accordance with their respective terms.
Pending consummation of the transfer of the remaining 51% of the equity interests, the Sellers have agreed to cause Nextel Argentina to (i) conduct its business in the ordinary course, and (ii) maintain and preserve certain business relationships. The Binding Offer provides that $6 million of the purchase price will be held in escrow for one year to fund any indemnification obligations of the Sellers relating to the representations, warranties and covenants of the Sellers in the Binding Offer.

The foregoing description of the sale does not purport to be complete and is qualified in its entirety by reference to the full text of the operative documents, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 7.01.    Regulation FD Disclosure.
On September 14, 2015, the Company issued a press release announcing the execution of the Binding Offer. A copy of the press release is attached as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description

99.1             Press Release issued by NII Holdings, Inc. dated September 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: September 16, 2015	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.        Description

99.1             Press Release issued by NII Holdings, Inc. dated September 14, 2015